EXHIBIT 32

In connection with the Quarterly Report of Sunset Island Group (the “Company”) on Form 10-Q for the period ending April 30, 2017, as filed with the Securities and Exchange Commission (the “Report”), Valerie Baugher, the Principal Executive and Financial Officer of the Company, certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects the financial condition and results of the Company.

June 14, 2017	By:	/s/ Valerie Baugher
Valerie Baugher
Principal Executive, Financial
and Accounting Officer